CERTIFICATE OF TRUST OF

                         FRANKLIN GROWTH AND INCOME FUND



  THIS Certificate of Trust of Franklin Growth and Income Fund (the "Trust"), dated this 21st day of March, 2000, is being duly executed and filed, by the undersigned trustees, in order to form a business trust pursuant to the Delaware Business Trust Act, (12 Del. C. ss.3801 et seq.) (the "Act").



  1.  NAME.   The name of the business trust formed hereby is "Franklin
Growth and Income Fund."



  2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.) In accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

                  (A)  REGISTERED OFFICE.   The registered office of the
            Trust in the State of Delaware is SR Services, Inc., 919 N. Market St., Suite 600,Wilmington, Delaware 19801.

                  (B) REGISTERED AGENT. The registered agent for service of
            process on the Trust in the State of Delaware is SR Services, Inc., 919 N. Market St., Suite 600,Wilmington, Delaware 19801.


  3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.






  IN WITNESS WHEREOF, the Trustees named below, being all of the Trustees of the Trust, do hereby execute this Certificate of Trust as of the date first-above written.


                                     /s/Frank H. Abbott, III
                                    -----------------------------
                                    Frank H. Abbott, III, Trustee


                                     /s/Harris J. Ashton
                                    -----------------------------
                                    Harris J. Ashton, Trustee


                                     /s/S. Joseph Fortunato
                                    -----------------------------
                                    S. Joseph Fortunato, Trustee


                                     /s/Charles B. Johnson
                                    -------------------------------
                                    Charles B. Johnson, Trustee


                                     /s/Charles E. Johnson
                                    -------------------------------
                                    Charles E. Johnson, Trustee


                                     /s/Rupert H. Johnson, Jr.
                                    -------------------------------
                                    Rupert H. Johnson, Jr., Trustee


                                     /s/Frank W. T. LaHaye
                                    -------------------------------
                                    Frank W. T. LaHaye, Trustee


                                     /s/Gordon S. Macklin
                                    -------------------------------
                                    Gordon S. Macklin, Trustee


                                     /s/R. Martin Wiskemann
                                    -------------------------------
                                    R. Martin Wiskemann, Trustee